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                                                                    EXHIBIT 3.52

                                     BYLAWS

                                       OF

                               CMI - TEXAS, INC.

                                    ARTICLE I

                                     OFFICES

1.01 The principal office of the Corporation in the State of Texas shall be located in the City of El Paso, County of El Paso, Texas. The Corporation shall have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                              SHAREHOLDERS MEETINGS

                                PLACE OF MEETINGS

2.01. All meetings of the Shareholders shall be held at the principal office of the Corporation or any other place within or without the state as may be designated for that purpose from time to time by the Board of Directors.

                             TIME OF ANNUAL MEETING

2.02. All annual meetings of the Stockholders shall be held each year at 9:00 a.m. on the third Wednesday following the end

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of the Corporation's fiscal year. If this day falls on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

                               NOTICE OF MEETINGS

2.3. Notices of meetings stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in writing to each Shareholder entitled to vote at the meeting at least ten (10) but not more than fifty (50) days before the date of the meeting, either personally or by mail or other means of written communication, addressed to the stockholder at his address appearing on the books or given notice by him to the Corporation for the purpose of such notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

2.4. Special meetings of the Stockholders, for any purpose or purposes, may be called at any time by the President or the Board of Directors, or by any one or more Directors and shall be called by the Chairman of the Board of Directors at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

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                                     QUORUM

2.05. A majority of the voting shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough Shareholders to leave less than a quorum.

                                  VOTING LISTS

2.06. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.

                                     VOTING

2.07. Only persons in whose names shares appear on the share records of the Corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting unless some other day is fixed by the Board of Directors for the determination of Shareholders of record. Voting for the election of Directors shall be by voice unless any Shareholder demands a ballot vote before the voting begins.

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                                      PROXY

2.08. Every person entitled to vote or execute consents may do so either in person or by written proxy executed in writing by the Shareholder or his duly authorized attorney-in-fact.

                              CONSENT OF ABSENTEES

2.09. No defect in the calling or noticing of a Shareholders' meeting will affect the validity of any action at the meeting if a quorum was present and if each Shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of a meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

                             ACTION WITHOUT MEETING

2.10. Action may be taken by the Shareholders without a meeting if each Shareholder entitled to vote signs a written consent of action, and such consents are filed with the Secretary of the Corporation.

                             SHAREHOLDERS' DEADLOCK

2.11. If the Shareholders are so divided that the votes necessary for action by the Shareholders cannot be obtained with the consequence that the business and affairs of the Corporation

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can no longer be conducted to the advantage of the Shareholders generally, a provisional Shareholder or Shareholders shall be appointed to act only on the deadlocked issue as follows: If the deadlocked Shareholders can agree on the selection and appointment of an impartial person who is neither an employee nor a creditor of the Corporation, such provisional Shareholder shall be appointed and shall have all the rights and powers of a Shareholder who owns one share of common stock of the Corporation, including the right to notice and to vote at meetings of Shareholders. If the Shareholders cannot agree upon a single provisional Shareholder, one provisional Shareholder shall be selected by each side of the deadlocked shareholders, and a third provisional Shareholder shall be selected by the first two provisional Shareholders chosen. All three provisional Shareholders shall have all the rights and powers of a Shareholder who owns one share of common stock of the Corporation. The decision of the majority of the Shareholders (including the provisional Shareholder or Shareholders, as the case may be) shall be binding on the nonprovisional Shareholders who were deadlocked. The compensation of the provisional Shareholder(s) is to be agreed to in advance, prior to assuming the position(s) of provisional Shareholder(s), by the provisional Shareholder(s) and the deadlocked Shareholders.

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                                  ARTICLE THREE

                                    DIRECTORS

                                     POWERS

3.01. The Directors shall act only as a board. All corporate powers of the Corporation shall be exercised by, or under the authority of, and the business and affairs of the Corporation shall be controlled by the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation or these Bylaws, as to actions to be authorized or approved by the Shareholders. The Board of Directors may, by contract or otherwise, given general, or limited, or special power and authority to the officers and employees of the Corporation to transact the general business, or any special business, of the Corporation and may give powers of attorney to agents of the Corporation to transact any special business requiring such authorization.

                      NUMBER AND QUALIFICATION OF DIRECTORS

3.02. The authorized number of Directors of the Corporation shall be not less than one nor more than five. The Directors need not be Shareholders of the Corporation or residents of Texas. Subject to foregoing, the actual number of Directors holding office at any one time shall be determined by resolution of the Board of Directors. No decrease in the number of

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Directors shall have the effect of shortening the term of any incumbent
Director.

                           ELECTION AND TERM OF OFFICE

3.03. Directors shall be elected annually by the Shareholders entitled to vote and shall hold office until their respective successors are elected or until their death, resignation, or removal.

                                    VACANCIES

3.04. Vacancies in the Board of Directors not caused by an increase in the number of Directors may be filled by majority of the remaining Directors, though less than a quorum or by a sole remaining Director. Any vacant directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose. The Shareholders may elect a Director at any time to fill any vacancy not filled by the Directors.

                              REMOVAL OF DIRECTORS

3.05. The entire Board of Directors or any individual Director may be removed from office with or without cause by vote of the holders of the majority of the shares entitled to vote for Directors, at any regular or special meeting of such shareholders.

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                                PLACE OF MEETINGS

3.06. All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place within or without the state as may be designated from time to time by resolution of the Board or by written consent of all the members of the Board.

                                REGULAR MEETINGS

3.07. Regular meetings of the Board of Directors shall be held without call or notice immediately following each annual meeting of the Shareholders of this Corporation and at such other times as the Directors may determine.

                        SPECIAL MEETINGS-CALI AND NOTICE

3.08. Special meetings of the Board of Directors for any purpose shall be called at any time by the Chairman of the Board of Directors, or if he is absent or unable or refuses to act, by the President, any Vice President or any two Directors. Written notices of the special meetings stating the time and, in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each Director not later than the day before the day appointed for the meeting.

                                     QUORUM

3.09. A majority of the authorized number of Directors shall be necessary to constitute a quorum for the transaction of

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business except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation.

                          BOARD ACTION WITHOUT MEETING

3.10. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.

                               ADJOURNMENT-NOTICE

3.11. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting shall not be given to absent Directors if the time and place is fixed at the meeting adjourned. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                               CONDUCT OF MEETINGS

3.12. The President or, in his absence, any Director selected by the Directors present shall preside at the meetings of the

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Board of Directors. The Secretary of the Corporation, or, in his absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

                                  COMPENSATION

3.13. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board.

                               DIRECTORS' DEADLOCK

3.14. If the Directors are so divided respecting the management of the Corporation's business and affairs that the votes required for action by the Board of Directors cannot be obtained with the consequence that the business and affairs of the Corporation can no longer be conducted to the advantage of the Shareholders generally, a provisional Director or Directors shall be appointed to act only on the deadlocked issue as follows: If the deadlocked Directors can agree on the selection and appointment of an impartial person who is not an employee, Shareholder or a creditor of the Corporation such provisional Director shall be appointed and shall have all of the rights and powers of a duly elected Director of the Corporation including the right to notice of and to vote at meetings of Directors. If the Directors cannot agree upon a single provisional Director,

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one provisional Director shall be selected by each side of the deadlocked
Directors, and a third provisional Director shall be selected by the first two provisional Directors chosen. All three of the provisional Directors as provided for herein shall have all of the rights and powers of a duly elected Director of the Corporation. The decision of the majority of the Directors (including the provisional Director or Directors, as the case may be) shall be binding on the non-provisional Directors who were deadlocked. The compensation of the provisional Director(s) is to be agreed to in advance, prior to assuming the position(s) of provisional Director(s), by the provisional Director(s) and the deadlocked Directors.

                                  ARTICLE FOUR

                                    OFFICERS

                              TITLE AND APPOINTMENT

4.01. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such Vice-President, assistants and other officers as the Board of Directors shall from time to time determine. All officers shall be elected by and hold office at the pleasure of the Board of Directors which shall fix the compensation and tenure of all officers.

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                                    PRESIDENT

4.02. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The President shall preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

                                    SECRETARY

4.03. The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the

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corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the postoffice address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                                    TREASURER

4.04. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of

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Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum determine.

                          SECRETARY AND VICE PRESIDENTS

4.05. In the absence or disablity of the President the Secretary shall perform all the duties of the President, and when so acting shall have the powers of, and be subject to all the restrictions on, the President. If so chosen by the Board of Directors, the Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

                                  ARTICLE FIVE

                            EXECUTION OF INSTRUMENTS

                                   SIGNATORIES

5.01. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers or other person or persons to execute any Corporation instrument or to sign the corporate name without limitation except where otherwise provided by law and such execution or signature shall be binding upon the Corporation.

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                                      LOANS

5.02. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                                   ARTICLE SIX

                         ISSUANCE AND TRANSFER OF SHARES

                     CERTIFICATES FOR PAID AND UNPAID SHARES

6.01. Certificates for shares of the Corporation shall be issued only when fully paid.

                               SHARE CERTIFICATES

6.02. The Corporation shall deliver certificates representing all shares to which Shareholders are entitled which certificates shall be in such form and device as the Board of Directors may provide. Each certificate shall bear upon its face the statement that the Corporation is organized in Texas, the name in which it is issued, the number and series, and the par value. The certificates shall be signed by the President and the Secretary or an Assistant Secretary, which signatures may be in facsimile if the certificates are to be countersigned by a transfer agent or registered by registrar, and the seal of the Corporation

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shall be affixed thereto. The certificates shall contain on the faces or backs such recitiations or references as are required by law.

                           REPLACEMENT OF CERTIFICATES

6.03. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

                               TRANSFER OF SHARES

6.04. Shares of the Corporation may be transferred by endorsement, by the signature of the owner, his agent, attorney, or legal representative and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of and to consent to the Bylaws of the Corporation to the same extent as if he had signed a written assent thereto.

                                  ARTICLE SEVEN

                               RECORDS AND REPORTS

                         INSPECTION OF BOOKS AND RECORDS

7.01. All books and records provided for by statute shall be open to inspection of the Shareholders from time to time and to

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the extent expressly provided by statute or these Bylaws, and not otherwise. The
Directors may examine such books and records at all reasonable times.

                          CLOSING STOCK TRANSFER BOOKS

7.02. The Board of Directors, in their discretion, may close the transfer books for a period not exceeding 50 days preceding any meeting, annual or special, of the Shareholders or the day appointed for the payment of a dividend.

                                   FISCAL YEAR

7.03. The fiscal year of the Corporation shall be designated by resolution of the Board of Directors.

                                  ARTICLE EIGHT

                              AMENDMENT OF BYLAWS

8.01. The power to alter, amend, or repeal these Bylaws is vested in the Directors, subject to repeal or change by action of the Shareholders.

                                  ARTICLE NINE

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

9.01. Each Director or officer of the Corporation, each former Director or officer, and any person who serves or has served at

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the request of the Corporation as a Director or officer of another corporation in which the Corporation owned shares of the capital stock or of which it was a creditor, shall be indemnified by the Corporation against any costs and expenses which may be imposed upon or actually and necessarily incurred by him (and for which he is not otherwise reimbursed), including the amount of any judgments or fines, in connection with the defense of any action, suit or proceeding whether criminal or civil, in which he may be named as a party by reason of his being or having been such Director or officer, or by reason of any action alleged to have been taken or omitted by him in either such capacity; provided, however, that the Corporation shall not indemnify any such person against any costs or expenses imposed upon or incurred by him in relation to matters as to which he shall be finally adjudged to be liable for negligence or misconduct in the performance of duty. In the event of a settlement of any such action, suit or proceeding prior to final adjudication, or in the event of a settlement of any claim made against any such person by reason of his being or having been such Director or officer, such person shall be indemnified against any costs and expenses actually incurred by him, including any amount paid to effect such settlement, if the Corporation is advised by independent counsel selected or approved by its Board of Directors that he acted without negligence or misconduct in the performance of duty and that

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such costs and expenses are not unreasonable. In the event of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed an adjudication that such person is liable for negligence or misconduct in the performance of duty if he acted in good faith in what he considered to be the best interests of the Corporation or such other corporation and with no reasonable cause to believe that the action was illegal.

9.02. The right of indemnification in this Article provided shall inure to each person referred to in the first paragraph of this Article whether or not he is such Director or officer at the time such costs or expenses are imposed or incurred, and whether or not the claim asserted against him is based on matters which antedate the adoption of these Bylaws; and in the event of his death or incapacity shall extend to his legal representatives. Each person who shall act as a Director or officer of the Corporation, or of any such other corporation at the request of the Corporation, shall be deemed to be doing so in reliance upon such right of indemnification; and such right shall not be exclusive of any other right which he may have.

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                           SIGNATURES AND ATTESTATION

         The undersigned hereby certifies that the Bylaws were adopted by the Board of Directors as of the 9th day of June, 1986

                                                        /s/ W. Frank Suit
                                                        ________________________
                                                        W. Frank Suit, Secretary

2715H

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